                                         EXHIBIT 10.14

                                        *CONFIDENTIAL TREATMENT REQUESTED.
                                         CONFIDENTIAL TREATMENT HAS BEEN
                                         FILED SEPARATELY WITH THE SECURITIES
                                         AND EXCHANGE COMMISSION.



                              INFOSEEK CORPORATION

                               SERIES E PREFERRED

                            STOCK PURCHASE AGREEMENT

                                 MARCH 29, 1996

                                TABLE OF CONTENTS

                                                                            Page
1.       Purchase and Sale of Stock.......................................     1
         1.1      Sale and Issuance of Series E Preferred Stock...........     1
         1.2      Closing.................................................     1
         1.3      Subsequent Closings.....................................     1

2.       Representations and Warranties of the Company....................     2
         2.1      Organization, Good Standing and Qualification...........     2
         2.2      Capitalization and Voting Rights........................     2
         2.3      Subsidiaries............................................     3
         2.4      Authorization...........................................     3
         2.5      Valid Issuance of Preferred and Common Stock............     4
         2.6      Governmental Consents...................................     4
         2.7      Litigation..............................................     4
         2.8      Confidentiality and Intellectual Property Agreement.....     5
         2.9      Patents and Trademarks..................................     5
         2.10     Compliance with Other Instruments.......................     6
         2.11     Agreements; Action......................................     7
         2.12     Related-Party Transactions..............................     8
         2.13     Permits.................................................     8
         2.14     Disclosure..............................................     8
         2.15     Registration Rights.....................................     9
         2.16     Corporate Documents.....................................     9
         2.17     Title to Property and Assets............................     9
         2.18     Financial Statements....................................     9
         2.19     Changes.................................................     9
         2.20     Insurance...............................................    10
         2.21     Minute Books............................................    10
         2.22     Section 83(b) Elections.................................    10
         2.23     Employee Benefit Plans..................................    11
         2.24     Taxes...................................................    12
         2.25     Environmental...........................................    13
         2.26     The Company's Internet Services.........................    13
         2.27     Ultraseek Technology....................................    13

3.       Representations and Warranties of Investor.......................    14
         3.1      Authorization...........................................    14
         3.2      Purchase Entirely for Own Account.......................    14
         3.3      Disclosure of Information...............................    14
         3.4      Investment Experience...................................    15
         3.5      Accredited Investor.....................................    15

         3.6      Restricted Securities.....................................  15
         3.7      Compliance with Foreign Law...............................  15
         3.8      Further Limitations on Disposition........................  15
         3.9      Telecommunications Company................................  16
         3.10     Legends...................................................  16

4.       California Commissioner of Corporations............................  16
         4.1      Corporate Securities Law..................................  16

5.       Conditions of Investor's Obligations at Closing....................  17
         5.1      Representations and Warranties............................  17
         5.2      Performance...............................................  17
         5.3      Restated Articles and Amended Bylaws Effective............  17
         5.4      Compliance Certificate....................................  17
         5.5      Qualifications............................................  17
         5.6      Proceedings and Documents.................................  17
         5.7      Investors' Rights Agreement...............................  18
         5.8      Opinion of Company Counsel................................  18
         5.9      Directors.................................................  18
         5.10     Due Diligence.............................................  18
         5.11     Amendment to Co-Sale Agreements...........................  18

6.       Conditions of the Company's Obligations at Closing.................  18
         6.1      Representations and Warranties............................  18
         6.2      Payment of Purchase Price.................................  18
         6.3      Restated Articles and Amended Bylaws Effective............  18
         6.4      Qualifications............................................  19
         6.5      Investors' Rights Agreement...............................  19

7.       Indemnification Obligations........................................  19
         7.1      Indemnification...........................................  19
         7.2      Indemnified Claims........................................  20

8.       Miscellaneous......................................................  20
         8.1      Amended Bylaws............................................  20
         8.2      Directors and Officers Insurance..........................  20
         8.3      Survival of Warranties....................................  20
         8.4      Successors and Assigns....................................  21
         8.5      Governing Law.............................................  21
         8.6      Cumulative................................................  21
         8.7      Counterparts/Facsimile....................................  21
         8.8      Titles and Subtitles......................................  21
         8.9      Notices...................................................  21
         8.10     Finder's Fee..............................................  21
         8.11     Expenses..................................................  22

         8.12     Amendments and Waivers....................................  22
         8.13     Severability..............................................  22
         8.14     Entire Agreement..........................................  22
         8.15     Termination...............................................  22

 SCHEDULE A       -   Schedule of Investors
 SCHEDULE B       -   Schedule of Subsequent Purchasers
 SCHEDULE C       -   List of Shareholders
 SCHEDULE 2.26A   -   Total Queries and Browses
 SCHEDULE 2.26B   -   List of Advertisers

 EXHIBIT A   -   Amended and Restated Articles of Incorporation
 EXHIBIT B   -   Second Amended and Restated Investors' Rights Agreement
 EXHIBIT C   -   Schedule of Exceptions
 EXHIBIT D   -   Bylaws, as amended
 EXHIBIT E   -   Second Amended and Restated Agreement Regarding Co-
                 Sale
 EXHIBIT F   -   Second Amended and Restated Co-Sale Agreement

                               SERIES E PREFERRED

                            STOCK PURCHASE AGREEMENT

         THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 29th day of March, 1996, by and among Infoseek Corporation, a California corporation (the "Company"), the Investors listed on Schedule A hereto and each subsequent purchaser set forth on Schedule B hereto (the Investors on Schedule A and subsequent purchasers on Schedule B each referred to herein as "Investor" and collectively, the "Investors").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1.       Purchase and Sale of Stock.

                  1.1      Sale and Issuance of Series E Preferred Stock.

                  (a) The Company shall adopt and file with the Secretary of State of the State of California before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

                  (b) Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing, and the Company agrees to sell and issue to the Investors at the Closing, that number of shares of the Company's Series E Preferred Stock at a purchase price equal to $6.00 per share, for an aggregate purchase price as set forth on Schedule A hereto.

                  1.2 Closing. The purchase and sale of the Series E Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, at 1:00 p.m., Pacific Standard Time, on March 29, 1996 or at such other time and place on or before March 31, 1996, as the Company and with respect to each Investor listed on Schedule A hereto, such Investor mutually agree (which time and place with respect to each Investor are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the shares of Series E Preferred Stock that such Investor is purchasing hereunder against payment of the purchase price therefor by check or wire transfer.

                  1.3 Subsequent Closings. Subject to Section 2.2 of that certain Second Amended and Restated Investors' Rights Agreement of even date herewith, by and among the Company, the Investors, and the other parties listed therein, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), the Company may sell up to the balance of the authorized number of shares of Series E Preferred Stock not sold at the Closing (a) to such other persons or entities as the Company may determine and (b) to any party who holds a right of participation pursuant to
Section 2.2 of the Investors' Rights Agreement. Any such sale shall be at the same price per share and upon the same terms and conditions as those set forth herein and shall be consummated within one (1) year from the date hereof. The initial Closing and any subsequent closings shall hereafter be collectively referred to as the "Closing" pursuant to this Agreement.

                  2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, except as set forth on a schedule of exceptions dated the date of this Agreement and attached hereto as Exhibit C (the "Schedule of Exceptions"), furnished to each Investor and special counsel for Investor specifically identifying the relevant subparagraph hereof, which disclosure shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as now and heretofore conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, results of operations, financial condition or properties.

                  2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                         (i)    Preferred Stock.  27,890,378 shares of Preferred
Stock (the "Preferred Stock"), of which: (A) 9,847,816 shares have been designated Series A Preferred Stock, all of which are outstanding; (B) 3,459,220 shares have been designated Series B Preferred Stock, all of which are outstanding; (C) 7,600,009 shares have been designated Series C Preferred Stock, 7,466,676 of which are outstanding; (D) 3,650,000 shares have been designated Series D Preferred Stock, none of which are outstanding; and (E) 3,333,333 shares have been designated Series E Preferred Stock, up to all of which may be sold pursuant to this Agreement. The rights, preferences and privileges of the Preferred Stock will be as stated in the Company's Restated Articles.

                        (ii) Common Stock. 45,000,000 shares of common stock ("Common Stock"), of which 5,359,119 shares are issued and outstanding.

                       (iii) All outstanding shares of Series A, B and C Preferred Stock and Common Stock are owned by the shareholders and in the numbers specified on Schedule C hereto, are duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.

                        (iv) Except for (A) the conversion privileges of the Preferred Stock, (B) the rights granted pursuant to that certain Amended and Restated Put Option Agreement dated as of May 4, 1995, by and among the Company and the other parties listed therein (the "Put Option Agreement"), (C) the rights provided in Section 2.2 of the Investors' Rights Agreement, (D) 133,333 shares of Series C Preferred Stock reserved for issuance to an equipment lessor of the Company upon exercise of outstanding warrants to purchase such shares and
(E) 5,818,203 shares of Common Stock reserved for issuance to employees, directors and officers of, and consultants to, the Company upon exercise of outstanding options, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an additional 1,421,798 shares of its Common Stock for issuance to employees, directors, officers of and consultants to the Company pursuant to the Infoseek Corporation Stock Option Plan (the "Option Plan"). The Company has to date adopted no other employee stock plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any other persons or entities that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company, including, without limitation, any voting trusts or agreements, shareholders' agreements, pledge agreements, or proxies relating to the securities of the Company. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any other distribution, except as provided in the Restated Articles or the Investors' Rights Agreement.

                  2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, and has not entered into any agreement to acquire any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the adoption, authorization, execution, filing (where applicable) and delivery of the Restated Articles, this Agreement, the Investors' Rights Agreement, the Second Amended and Restated Agreement Regarding Co-Sale of even date herewith by and among the Company, the Investors and Founders listed on Schedule A and B thereto, respectively, and attached hereto as Exhibit E (the "Amended Agreement Regarding Co-Sale) and the Second Amended and Restated Co- Sale Agreement, dated as of even date herewith by and among the Founder listed therein and the Investors listed on Schedule A thereto and attached hereto as Exhibit F (the "Amended Co-Sale Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series E Preferred Stock being sold hereunder, and the Common Stock issuable upon conversion of the Series E Preferred Stock, has been taken or will be taken prior to the Closing. This Agreement, the Investors' Rights Agreement and the Amended Agreement Regarding Co-Sale constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency and other laws now or hereafter in effect relating to or generally affecting creditors' rights and general principles of equity, (ii) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) as rights to indemnity under the Investors' Rights Agreement, may be limited by federal or state securities laws.

                  2.5 Valid Issuance of Preferred and Common Stock. The Series E Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and would, if issued as of this date, be in compliance with all applicable federal and state securities laws. The Series E Preferred Stock when issued, sold and delivered in accordance with this Agreement, and the Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement, will be free and clear of any liens, charges, restrictions, claims and encumbrances except as set forth in this Agreement and the Investors' Rights Agreement, and will not be subject to any preemptive rights or any right of first refusal or other right in favor of any person or entity, which has not been waived or canceled.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Amended Agreement Regarding Co-Sale, the offer, sale or issuance of the Series E Preferred Stock (or Common Stock issuable upon conversion thereof) or the consummation of the transactions contemplated by this Agreement, except for (i) any required filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing, if required, will be effected within 15 days of the sale of the Series E Preferred Stock hereunder and (ii) the filing of the Restated Articles in the office of the Secretary of State of the State of California.

                  2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company including, but not limited to, those that question the validity of this Agreement, the Investors' Rights Agreement or the right of the Company to enter into any such agreement, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  2.8 Confidentiality and Intellectual Property Agreement. Each employee, officer and consultant of the Company has executed a Confidentiality and Intellectual Property Agreement in substantially the form provided to special counsel to Investor, and to the best knowledge of the Company, none of its employees, officers or consultants are in violation thereof. To the best of the Company's knowledge, no person employed by the Company has disclosed or may disclose any trade secret or any information or documentation proprietary to any former employer, and no person has violated or may violate any employment contract, non-competition agreement, confidential relationship or any restrictive covenant which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such violation. Each holder of Common Stock of the Company has entered into a Stock Purchase Agreement in substantially the form provided to special counsel to Investor. Each holder of options to purchase Common Stock of the Company has entered into an option agreement in the form provided to the Investor. Each of such agreements in this Section 2.8 shall be in full force and effect as of the Closing.

                  2.9 Patents and Trademarks. Set forth on the Schedule of Exceptions is a list and brief description of all patents, trademarks, service marks, trade names, copyrights, and all applications therefor, that are issued, registered or filed in the name of the Company, and all software developed by or for the Company (the "Company Intellectual Property"). The Company owns all title and interest, free and clear of liens and encumbrances, in and to the Company Intellectual Property and all software and technology used in or necessary for its business as now conducted or heretofore conducted and as proposed to be conducted, including without limitation all software described in the Schedule of Exceptions and all software and technology relating to the provision of services under the brand "Infoseek Netsearch" and "Infoseek Guide" (collectively, the "Company Technology"), except such third party software (other than commercially available shrinkwrap consumer application software) and technology licensed by the Company as set forth in the Schedule of Exceptions (the "Third Party Licenses"). The use of the Company Intellectual Property and Company Technology: (i) does not infringe any copyrights or trade secret rights of any third party; and (ii) to the best of the Company's knowledge after reasonable investigation, does not infringe any patents, patent rights, trademarks, service marks or trade names of any third party. The

Third Party Licenses are valid and in full force and effect. There are no pending claims, and the Company has not received any communications or information, that: (i) challenges the scope, validity, enforceability, or the Company's ownership of the Company Intellectual Property and/or the Company Technology; or (ii) alleging that the Company has violated or infringed or, by conducting its business as proposed, would violate or infringe any patents, patent rights, trademarks, services marks, trade names, copyrights, trade secrets, or other proprietary right of any third party. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. To the best of the Company's knowledge, no other person or entity has violated or infringed or, by conducting its business as proposed, would violate or infringe any patents, patent rights, trademarks, service marks, trade names, copyrights, trade secrets, technology or other proprietary rights of the Company.

                  2.10 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Articles or Bylaws, as amended (the "Amended Bylaws"), or in any material respect, of any instrument, judgment, order, writ, decree, mortgage, indenture, agreement or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Amended Agreement Regarding Co-Sale, the issuance of the Common Stock issuable upon conversion of the Series E Preferred Stock and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, mortgage, indenture, agreement or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

                  2.11     Agreements; Action.

                  (a) Except for agreements explicitly contemplated by this Agreement, the Investors' Rights Agreement, the Amended Agreement Regarding Co-Sale and the Amended Co-Sale Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, shareholders, affiliates, or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to or by the Company in excess of, $25,000, or (ii) the license or transfer of any right relating to any patent, patent rights, trade marks, service marks, trade names, copyright, trade secret, software (excluding commercially available shrink-wrap applications software), technology, information or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights. There are no judgments, orders, writs or decrees to which the Company is a party or by which it is bound.

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to, or purchased or redeemed any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. The Company has not entered into any agreement or commitment to engage in any of the foregoing activities.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Amended Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition. All contracts, agreements, and instruments to which the Company is a party are valid, binding, and in full force and effect with respect to the Company; provided, however, that shrink-wrap and electronic forms of such (i) contracts, (ii) agreements and (iii) instruments concerning contractual obligations may be unenforceable.

                 (f) The Company has not engaged within the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                  2.12 Related-Party Transactions. No employee, officer, director or shareholder (or affiliates thereof) of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, directors or shareholders (or affiliates thereof) of the Company and members of their immediate families may own nominal amounts of stock in publicly traded companies (as compared to their individual net worth) that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  2.13 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.14 Disclosure. The Company has fully provided Investor with all the information that Investor has requested for deciding whether to purchase the Series E Preferred Stock and all information that the Company believes is reasonably necessary to enable Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, any other information with respect to the Company contained in documents provided by the Company, any statements nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact which the Company, to its knowledge, has not disclosed to the Investor which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.

                  2.15 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.16 Corporate Documents. True and complete copies of the Restated Articles and Amended Bylaws of the Company, in effect as of the Closing and as attached hereto as Exhibits A and D, respectively, are in the form previously provided to special counsel for Investor.

                  2.17 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business, do not materially impair the Company's ownership or use of such property or assets and do not exceed $20,000 individually or $75,000 in the aggregate. True and complete copies of all agreements to lease or rent property to which the Company is a party are set forth on the Schedule of Exceptions and were previously provided to the Investors. The Company does not own any real property. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company is not in material breach of any said leases, has no knowledge of any breach or anticipated breach by lessors thereto, and has no present knowledge that such lease will not be renewed.

                  2.18 Financial Statements. The Company has delivered to Investor its audited financial statements for the fiscal year ended December 31, 1994, and its unaudited financial statements for the fiscal year ended December 31, 1995 and the two (2) month period ended February 29, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and fairly present the financial condition and operating results of the Company for the periods covered thereby and all in accordance with generally accepted accounting principles ("GAAP") consistently applied. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 29, 1996, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  2.19 Changes. Since February 29, 1996, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been or are not expected to be, in the aggregate, materially adverse.

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                  (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                  (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee; or

                  (g) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

                  2.20 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company also has in full force and effect general liability insurance with reasonable coverage for its type of business.

                  2.21 Minute Books. The Company's minute books, stock certificate books, stock register and other corporate records are complete and accurate in all material respects and contain a complete summary of all meetings, and all consents in lieu of meetings, of directors, all committees of directors, and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects. The signatures appearing in such books and records are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

                  2.22 Section 83(b) Elections. To the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and any analogous provisions of applicable state tax laws.

                  2.23     Employee Benefit Plans.

                         (i)     The Schedule of Exceptions lists each "employee
benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as each plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code under which any employee or former employee of the Company ("Employee") has any present or future right to benefits or under which the Company has any present or future liability (such plans being hereinafter referred to collectively as the "Plans"). The Company does not presently, nor has it ever, sponsored or contributed to, and has no present or future liability under a defined benefit pension plan or a plan subject to Title IV of ERISA. Other than the Plans, to the best of the Company's knowledge, there are no other employee benefit plans, programs, agreements or arrangements, including employment severance, termination or similar-type agreements between the Company and any employee, whether or not subject to ERISA, whether oral or written, under which any Employee has any present or future right to benefits or under which the Company has any present or future liability.

                        (ii) With respect to each Plan, the Company has delivered to Investor a current, accurate and complete copy (or to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, any summary plan description and other material written communications (or a descriptions of any material oral communications) provided by the Company to any participant or beneficiary concerning the extent of the benefits provided under such Plan and the most recent Form 5500 and attached schedules.

                       (iii) To the best of the Company's knowledge, neither the Company, any of the Plans, any trust created thereunder, any administrator thereof, or any other party, or any trustee has engaged in any transaction as a result of which the Company or Investor could be subject to any liability pursuant to ERISA Section 409 or to either a civil penalty assessed pursuant to ERISA Section 502(i) or a tax imposed pursuant to Code Section 4975.

                        (iv) The Company is not currently, and never has been, a member of the controlled group of any other entity within the meaning of Code Section 414 and there are no entities that are currently, or have ever been, members of the Company's controlled group within the meaning of Code
Section 414.

                         (v)     To the best of the Company's knowledge, the
Company has never engaged in a transaction which could subject it to liability under ERISA Section 4069.

                        (vi) To the best of the Company's knowledge, no event has occurred and no condition exists that would subject the Company to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules, regulations, including, but not limited to, the tax imposed by Code Sections 4971, 4972, 4977, 4980B or 4976(a) or the fine imposed by ERISA Section 502(c).

                       (vii) To the best of the Company's knowledge, each Plan has been established and administered in all material respects in accordance with its provisions, and with all applicable laws.

                      (viii) Except as set forth on the Schedule of Exceptions, there are no pending or threatened claims, actions, suits involving any Plan, by any Employee or beneficiary covered under any such Plan (other than routine claims for benefits and routine expenses), no facts or circumstances exist which could give rise to any such actions suits or claims.

                  2.24     Taxes.

                         (i)     The Company has, within the time and in the
manner prescribed by law, filed all material returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect of any Taxes (as hereinafter defined), and the Returns are true and correct;

                        (ii) The Company has, within the time and in the manner prescribed by law, paid (and until the Closing will, within the time and in the manner prescribed by law, pay) all Taxes that are shown to be due and payable on the Returns described in Section 2.24(i) above;

                       (iii) The Company has established (and until the Closing will establish) on its books and records, reserves that are adequate for the payment of all Taxes not yet due and payable;

                        (iv) There are no liens for Taxes upon the assets of the Company except liens for Taxes not yet due;

                         (v)     No federal, state, local or foreign audits or
other administrative proceedings or court proceedings which are material to the financial condition of the Company are presently pending with regard to any Taxes or Returns of the Company, and no deficiency or assessment has been asserted with respect to any audit or examination; and

                  For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority upon the Company.

                  2.25 Environmental. The Company is conducting and has conducted its business and operations in compliance with all applicable laws relating to pollution control and environmental contamination including, but not limited to, all laws relating to the generation, use, exposure to, treatment, storage, transportation, generation, discharge or disposal of any Hazardous Materials (as defined below). No operations of the Company presently result in or have at any time resulted in the generation, use or storage of any Hazardous Materials, or in any release to the environment (including releases, directly or indirectly, to the air, ground, body of water or Publicly Owned Treatment Works) other than lawfully discharged liquid waste that is classified as domestic sanitary sewage or solid waste that certain no Hazardous Materials. No Hazardous Materials have, at any time, been stored, handled, used or generated by any party at any of the facilities that are presently, or have in the past, been owned or leased by the Company.

                  "Hazardous Materials included any materials including, but not limited to waste materials, that are or may be toxic or hazardous or contain components that are or may be toxic or hazardous. These materials include, but may not be limited to, petroleum or crude oil or any fraction thereof, as well as any material that is designated as hazardous or toxic under any federal, state or local environmental or health or safety laws.

                  2.26     The Company's Internet Services. Set forth on
 Schedule 2.26A attached hereto are the figures for the number of user queries and browses made on the Internet using the Company's search and navigation services known as "Infoseek Netsearch" and Infoseek Guide" for the six month period ended March 7, 1996 (the "Query Statement"). The Query Statement is complete and correct and fairly represents the current usage rate of Infoseek Netsearch and Infoseek Guide. Set forth on Schedule 2.26B attached hereto is a true and complete list of all advertisers that have engaged the Company to provide advertising services on its Internet Services (the "Advertisers"), together with a break-down of all revenues received by the Company to date from such Advertisers recognizable in the month of March 1996. The Company is unaware of any events or conditions that may materially impair the Company's ability to maintain or increase the usage rate of Infoseek Guide or the number of Advertisers or revenues generated therefrom.

                  2.27 Ultraseek Technology. The Company shall use its reasonable commercial efforts to complete and implement the Ultraseek technology as soon as reasonably practicable with the expectation that it will
*occur on or before [   ]. The Company has at all times utilized the [   ] (as
*hereinafter defined) for (i) [   ]; (ii) [   ] the [   ] features of the
*Company's services; (iii) maintaining for [   ] for use in [   ] if necessary;
*and (iv) [   ] on its services. The Company has made [   ] of the [   ]
 and [  ]

- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

*in the future. The Company represents, warrants and covenants that [   ] the
*Company [ ] the operation of its [ ] based upon technology licensed from
 Applied Computing Systems Institute of Massachusetts, Inc. pursuant to the License Agreement dated July 8, 1994, as amended on February 13, 1995 and April
*25, 1995, the Company [   ] of the [ ] other than for (a) [   ], (b) [   ] or
*(c) [   ] on its services, without the [   ] of NYNEX Information
*Technologies Company ("NYNEX"), which [   ] The terms of [   ] shall: (i) [   ]
 at such time as NYNEX may freely transfer in the public market all of the shares of the Company's capital stock that NYNEX owns, without regard for
*restrictions for which NYNEX is responsible and/or due to [   ] of NYNEX; and
*(2) not apply with respect to any [   ] that is [   ]. For purposes of this
*Agreement, the term [  ] shall mean any and all [   ] of copies of [   ] from
*[    ] that the Company [  ] for its services.

                  3. Representations and Warranties of Investor. Each Investor hereby represents and warrants with respect to such Investor that:

                  3.1 Authorization. This Agreement and the Investors' Rights Agreement, when executed and delivered by Investor, constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency and other laws now or hereafter in effect relating to or generally affecting creditors' rights and general principles of equity, (ii) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and
 (iii) as rights to indemnity under the Investors' Rights Agreement, may be limited by federal or state securities laws.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement Investor hereby confirms, that the Series E Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view for resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  3.3 Disclosure of Information. Investor believes it has received reasonably necessary information for deciding whether to purchase the Series E Preferred Stock. Investor further represents that it has had an opportunity to ask

- ----------------------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION
questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investors to rely thereon.

                  3.4 Investment Experience. Investor is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series E Preferred Stock. If other than an individual, such Investor also represents it has not been organized solely for the purpose of acquiring the Series E Preferred Stock.

                  3.5 Accredited Investor. Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                  3.6 Restricted Securities. Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In addition, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.7 Compliance with Foreign Law. If Investor is not a United States person, Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the receipt, holding, redemption, sale or transfer of the Securities. Investor hereby represents that the acquisition and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of its jurisdiction.

                  3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth in Section 3.6 above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 7 of this Agreement and
Section 1.16 of the Investors' Rights Agreement, and:

                  (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 or Rule 144A except in unusual circumstances.

                  (c)     Notwithstanding the provisions of paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor (i) to an affiliate entity or (ii) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.9 Telecommunications Company. If Investor is a corporation and is listed on Schedule B hereto as a subsequent purchaser, Investor is not engaged in local exchange telecommunication services as defined in the Telecommunications Act of 1996.

                  3.10 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                  (a) "The securities represented by this certificate have not been registered under the Federal Securities Act of 1933 (the "1933 Act") or qualified under the California Corporate Securities Law of 1968 (the "California Law") nor have such securities been registered or qualified under the laws of any other state. No interest in such securities may be sold or transferred without an opinion of counsel that such sale or transfer is registered under the 1933 Act, qualified under the California Law and registered or qualified, as the case may be, under the securities law of any other state which are applicable or is exempt from such registration and qualification."

                  (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                  (c) Any legend required by applicable securities laws of any other jurisdiction to which Investor or its Securities are bound.

                  4.       California Commissioner of Corporations.

                  4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  5. Conditions of Investor's Obligations at Closing. The obligations of Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Investor unless Investor consents in writing thereto:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  5.2 Performance. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Investors' Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Company. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 Restated Articles and Amended Bylaws Effective. The Restated Articles and Amended Bylaws shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and the Restated Articles shall have been duly filed with the Secretary of State of the State of California and become legally effective.

                  5.4 Compliance Certificate. The President of the Company shall deliver to Investor at the Closing a certificate stating that the conditions specified in Sections 5.1, 5.2 and 5.3 have been fulfilled.

                  5.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor's special counsel, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                  5.7 Investors' Rights Agreement. The Company, Investor and those holders of "Registrable Securities," as defined in that certain Amended and Restated Investors' Rights Agreement, dated as of May 4, 1995, by and among the Company and the other parties listed therein, as amended (the "Prior Investors' Rights Agreement"), required to amend the Prior Investors' Rights Agreement shall have entered into the Investors' Rights Agreement; and the Prior Investors' Rights Agreement shall have been terminated and superseded by the Investors' Rights Agreement.

                  5.8 Opinion of Company Counsel. Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Closing, in form reasonably acceptable to NYNEX Information Technologies Company.

                  5.9 Directors. The number of directors constituting the entire Board of Directors shall have been fixed prior to or contemporaneously at the Closing at six and the following persons shall have been elected and shall each hold such position as of the Closing: Steven T. Kirsch, Robert E.L. Johnson, III, H. DuBose Montgomery, Oliver Curme, John Zeisler, and a person to be designated by Nynex Information Technologies Company prior to the Closing.

                  5.10 Due Diligence. Investor shall have completed its due diligence review and investigation of the Company and its technology to the Investor's reasonable satisfaction.

                  5.11 Amendment to Co-Sale Agreements. The Amended and Restated Agreement Regarding Co-Sale and Amended and Restated Co-Sale Agreement, each dated as of May 4, 1995, shall have been amended by the parties thereto to include the Investor as a party thereto, which amendment shall be in the form reasonably satisfactory to the Investor.

                  6. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by
Investor:

                  6.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Payment of Purchase Price. Investor shall have delivered the aggregate purchase price for the shares of Series E Preferred Stock that Investor is purchasing hereunder and shall have acquired and paid for such shares.

                  6.3 Restated Articles and Amended Bylaws Effective. The Restated Articles and Amended Bylaws shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and the Restated Articles shall have been duly filed with the Secretary of State of the State of California and become legally effective.

                  6.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  6.5 Investors' Rights Agreement. The Company, Investor and those holders of "Registrable Securities," as defined in the Prior Investors' Rights Agreement, required to amend the Prior Investors' Rights Agreement shall have entered into the Investors' Rights Agreement; and the Prior Investors' Rights Agreement shall have been terminated and superseded by the Investors' Rights Agreement.

                  7.       Indemnification Obligations.

                  7.1      Indemnification.

                  (i) For purposes of this Agreement, the term "Claims" when used with respect to a person or entity shall mean all claims, demands, losses, costs, expenses, obligations, liabilities, actions, suits, damages, diminution in value and deficiencies (net of any insurance proceeds actually received) including, without limitation, interest and penalties, attorneys fees and costs and all amounts paid in settlement of any claim, action or suit.

                  (ii) In connection with this Agreement, as a condition thereto and in addition to the other remedies provided hereunder, under the Investors' Rights Agreement or at law or in equity, the Company agrees for itself, its successors and assigns, to indemnify and hold Investor, its affiliates and their officers, directors, consultants, shareholders, agents, accountants and attorneys, as the case may be, harmless against and in respect of, or that Investor incurs or suffers in connection with, any and all Claims that may be asserted by any third parties against Investor that arise out of, result from or relate to: (a) the nonfulfillment of any agreement, covenant or obligation of the Company to be performed under this Agreement or the Investors' Rights Agreement to which it is a party; and (b) any breach of any representation or warranty made by the Company to Investor pursuant to Section 2 hereof or made elsewhere by the Company in this Agreement, the Investors' Rights Agreement or in any certificate delivered pursuant hereto or thereto.

                  (iii) In connection with this Agreement, as a condition thereto and in addition to the other remedies provided hereunder, under the Investors' Rights Agreement or at law or in equity, the Investor agrees for itself, its successors and assigns, to indemnify and hold the Company, its affiliates and their officers, directors, consultants, shareholders, agents, accountants and attorneys, as the case may be, harmless against and in respect of, or that the Company incurs or suffers in connection with, any and all Claims that may be asserted by any third parties against the Company that arise out of, result from or relate to: (a) the nonfulfillment of any agreement, covenant or obligation of the Investor to be performed under this Agreement or the Investors' Rights Agreement to which it is a party; and (b) any breach of any representation or warranty made by the Investor to the Company pursuant to
Section 3 hereof or made elsewhere by the Investor in this Agreement, the Investors' Rights Agreement or in any certificate delivered pursuant hereto or thereto.

                  7.2      Indemnified Claims.

                  If any action or any Claim is brought by a third party: (a) the party or parties against whom the Claim is brought (in each case, the "Indemnified Party") shall provide prompt written notice thereof to the party or parties obligated to indemnify such Claim (in each case, the "Indemnifying Party"); and (b) the Indemnifying Party shall assume the defense thereof (at the expense of the Indemnifying Party) within thirty (30) days or at least ten (10) days prior to the time a response is due in such case, whichever occurs first, or, alternatively upon the demand and at the option of the Indemnified Party, pay to such party or parties all costs and expenses, including attorneys fees, incurred by such party or parties in defending itself or themselves. If the Indemnified Party becomes obligated to assume the defense of any such Claims pursuant to the foregoing sentence, then the Indemnified Party shall be entitled to participate in such defense (at its or their own expense). All parties shall cooperate reasonably with each other in the defense of any Claim brought by a third party, including making available all records reasonably necessary to the defense of such Claim. The Indemnifying Party shall be entitled to reasonable approval of the settlement of any Claim with respect to which such party may be liable hereunder.

                  8.       Miscellaneous.

                  8.1 Amended Bylaws. The Company shall at all times use its best efforts to cause its Amended Bylaws to provide that unless otherwise required by the laws of the State of California any holder or holders of at least 800,000 outstanding shares of Series E Preferred Stock shall have the right to call a meeting of the Board or shareholders. The Company shall use its best efforts to at all times maintain provisions in its Amended Bylaws and/or Restated Articles indemnifying all directors against liability and absolving all directors from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of California.

                  8.2 Directors and Officers Insurance. The Company shall as soon as practicable obtain reasonable insurance coverage for its officers and directors as is customary in the industry.

                  8.3 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

                  8.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Series E Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California (other than the law of conflicts) as applied to agreements among California residents entered into and to be performed entirely within California.

                  8.6 Cumulative. Except as otherwise expressly provided in this Agreement, no remedy made available to either party hereunder by and of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  8.7 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

                  8.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.9 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by confirmed facsimile transmission or Federal Express or upon the earlier of receipt or twenty (20) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  8.10 Finder's Fee. Except for fees due from the Company to Broadview Associates, L.P. pursuant to that certain Letter Agreement dated February 27, 1996, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.11 Expenses. Each party shall pay its own costs and expenses with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.12 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series E Preferred Stock (for purposes of this Section 8.12, holders of Series E Preferred Stock shall be deemed to be holders of the Common Stock issuable upon conversion thereof) which majority must include NYNEX Information Technologies Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  8.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  8.14 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  8.15     Termination.

                  (a) Without limiting the rights or remedies that any party may otherwise have, this Agreement may be terminated, and the transactions contemplated hereby abandoned, with respect to an Investor:

                           (i)      at any time prior to the Closing, by the
mutual written consent of such Investor and the Company;

                           (ii)     at any time after March 31, 1996, by such
Investor or the Company, by written notice to the other, if the transactions contemplated hereby have not been consummated on or before such date.

                  (b) In the event of the termination of this Agreement as provided in (a) above, this Agreement shall be of no further force or effect, except for Sections 8.3, 8.6, 8.9, 8.10, 8.11 and this Section 8.15, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Series E Preferred Stock Purchase Agreement as of the date first above written.

                                         COMPANY:

                                         INFOSEEK CORPORATION


                                         By:
                                             -----------------------------------
                                             Robert E.L. Johnson, III, President


                             Address:    2620 Augustine Drive, #250
                                         Santa Clara, CA 95054


                                         INVESTOR:

                                         Name:
                                              ----------------------------------
                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                             Address:
                                         ---------------------------------------

                                         ---------------------------------------







[SIGNATURE PAGE TO SERIES E STOCK PURCHASE AGREEMENT OF INFOSEEK CORPORATION]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

                                            Number of Shares         Aggregate
                                               of Series E           Purchase
                                             Preferred Stock           Price
                                            ----------------         ---------

NYNEX INFORMATION TECHNOLOGIES COMPANY          1,500,000           $9,000,000
35 Village Road
Middleton, MA  01946
Attn: Matthew J. Stover

TRANS NATIONAL GROUP                              125,000             $750,000
SERVICES INTERNATIONAL, INC.

Two Charlesgate West
Boston, MA  02215-3553
Attn:  Andrew Goldfarb
                                                ---------           ----------
TOTAL SERIES E                                  1,625,000           $9,750,000

                                   SCHEDULE B

                        SCHEDULE OF SUBSEQUENT PURCHASERS

                          CLOSINGS UP TO APRIL 19, 1996

IDG HOLDINGS, INC                                    166,667          $1,000,002
One Exeter Plaza
Boston, MA 02216
Attn: Jim Ghirardi

L. WILLIAM AND L. GAY KRAUSE                          14,662             $87,972
as community property
25855 Westwind Way
Los Altos Hills, CA 94022
Attn: Mr. and Mrs. Krause

KANEMATSU CORPORATION                                333,333          $1,999,998
Seavans North Bldg
2-1 Shibaura 1-Chome, Minato-ku
Tokyo 105-05 Japan
Attn:  Masahiro Fujita

KANEMATSU USA INC                                    125,000            $750,000
1090 E. Arques Avenue
Sunnyvale, CA 94086
Attn:  Isao Kondo

KANEMATSU COMPUTER SYSTEMS LTD                        41,667            $250,002
Nissay Shiba 1-Chome Bldg
1-12-7 Shiba, Minato-ku
Tokyo 105 Japan
Attn: Ken P. Yamamoto

LIANHE INVESTMENTS PTE. LTD                          333,333          $1,999,998
Treasury and Investment
82 Genting Lane, News Centre
Singapore 349567

A.H. BELO                                             33,333            $199,998
400 S. Record St., 17th Floor
Dallas, TX 75202
Attn:  Michael Perry

CENTRAL NEWSPAPERS, INC                               33,333            $199,998
135 N. Pennsylvania St. #1200
Indianapolis, IN 46204
Attn:  Thomas MacGillivray

COWLES MEDIA COMPANY                                  33,333            $199,998
329 Portland Ave
Minneapolis, MN 55415
Attn:  Jim Viera

FREEDOM COMMUNICATIONS, INC                           33,333            $199,998
17666 Fitch
Irvine, CA 92714

Attn:  David Kuykendall

MCCLATCHY NEWSPAPERS, INC                             33,333            $199,998
2100 Q Street
Sacramento, CA 95816
Attn: Jim Smith

PULITZER PUBLISHING COMPANY                           33,333            $199,998
900 N. Tucker Blvd
St. Louis, MO 63010
Attn:  Ron Ridgeway

REUTERS NEWMEDIA INC.                                 166,667         $1,000,002
1700 Broadway, 40th Floor
New York, NY 10019
Attn:  Devin Wenig

MARGEOTES/FERTITTA & PARTNERS INC.                     16,667           $100,002
411 Lafayette Street
New York, NY 10003
Attn:
                                                    ---------         ----------
TOTAL SERIES E                                      1,397,994         $8,387,964

                                   SCHEDULE C

                              LIST OF SHAREHOLDERS

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    EXHIBIT B

                           SECOND AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

                             SCHEDULE OF EXCEPTIONS

         The following are exceptions to the representations and warranties set forth in Section 2 of the Series E Preferred Stock Purchase Agreement among Infoseek Corporation (the "Company") and the Investors listed on Schedule A thereto and each subsequent purchaser set forth on Schedule B thereto (collectively, the "Investors"), dated as of March 29, 1996 (the "Agreement"), and are an integral part of the Agreement. Any terms defined in the Agreement shall have the same meaning when used in this Schedule as when used in the Agreement, unless the context indicates otherwise. The inclusion of any item herein shall not be deemed to be an admission by the Company that such item is material to the business, assets, results of operations, prospects or affairs of the Company, taken as a whole, nor shall it be deemed an admission of any obligation or liability to any third party.

         2.2  CAPITALIZATION AND VOTING RIGHTS.

                  (a) There is a possibility that an existing shareholder of the Company may forfeit approximately 373,158 shares of Series A Preferred Stock to the Company pursuant to an amendment to its Series A Preferred Stock Supplemental Purchase Agreement dated July 22, 1994. If any such Series A shares are forfeited, the Company will cancel such shares and will not reissue them.

                  (b) The Founders Agreement dated February 1, 1994, as amended on June 30, 1994 (the "Founders Agreement"), with certain shareholders of the Company, provides the Company with the right to repurchase unvested shares from such shareholders should they leave the Company prior to the completion of four years from the respective vesting date, as defined in the Founders Agreement, of each such shareholder.

                  (c) In February 1996, an employee of the Company terminated his employment with the Company and pursuant to the Founders Agreement, the Company has repurchased 239,583 shares of the Company's Common Stock at a price of $0.0075 per share from him.

                  (d) A second employee of the Company purchased 495,850 shares of the Company's Common Stock pursuant to an Employee Stock Purchase Agreement dated October 31, 1995 and paid for such shares with a Promissory Note. The employee terminated his employment with the Company in February 1996. The Company accelerated vesting on a portion of the shares and, subject to on-going discussions, will repurchase the remaining 340,897 shares. A Promissory Note, totaling $15,498.50, will be used to pay for the vested portion of the shares.

                  (e) The Company is currently negotiating and intends to enter into an agreement of approximately $1 million in value with the advertising agency of Margeotes-Fertitta & Partners Inc. for the 1996 fiscal year. As part of that Agreement, Margeotes-Fertitta & Partners Inc. may acquire up to $500,000 worth of shares of Series E Preferred Stock, under the same terms and conditions as other holders of Series E Preferred Stock, as partial payment for services rendered.

                  (f) Pursuant to a Redemption Agreement, dated March 29, 1996, the Company has agreed to redeem the Series E Preferred Stock held by NYNEX Information Technologies Company ("NYNEX") if certain specified events occur. In addition, the Company has granted NYNEX a Right of First Refusal with respect to future sales by the Company of any shares of any class of its capital stock to any company which engages in local exchange telecommunication services as defined in the Telecommunications Act of 1996. The Redemption Agreement terminates upon the conversion of the Series E Preferred Stock pursuant to the Company's initial public offering with gross proceeds of at least $15,000,000.

         2.3      SUBSIDIARIES.

         The Company is currently negotiating a strategic alliance with Kanematsu Corporation to establish Infoseek Japan. Such an alliance might necessitate the formation of a joint venture.

         2.7      LITIGATION.

         On March 22, 1996, the Company received an electronic mail message from a person alleging to be Mr. Craig David Horton of DBasics Software Company in which such person claims to be suing the Company for copyright infringement and alleges that the Company has failed to respond to three written requests to remove certain material from its database. Such person also alleges that the Company does not, frequently enough, read a certain type of file (a robots.txt) which can be used, among other things, to instruct search engines not to add designated materials to their databases. At present, the Company is under no legal requirement to read robots.txt files, although it is done as a convention in the industry and by the Company.

         The Company has not received any documentation relating to the alleged legal action described in the electronic message and has no reason to believe that such a suit has actually been filed or will be filed. However, the Company has taken steps to increase the frequency with which its "worm" reads robots.txt in order to further reduce the possibility of copyright infringement.

         2.8      PROPRIETARY INFORMATION AND STOCK PURCHASE AGREEMENTS.

         All holders of Common Stock except Lief Hedstrom and De-Hwei O'Shaughnessy are parties to the Company's Founders Agreement or a Stock Purchase Agreement. Mr. Hedstrom and Ms. O'Shaughnessy are each a party to the Company's standard form of Non-Statutory Stock Option Agreement and exercise of option form; both purchased their respective shares of Common Stock through the exercise of stock options. Mr. Robert E.L. Johnson is a party to four (4) Stock Purchase Agreements dated January 24, 1996 pursuant to which he purchased 500,000 shares of Common Stock at $0.60 per share. In January 1996, pursuant to the Company's Stock Option Plan, Mr. Johnson was granted an option to purchase, through a standard exercise of option form, 100,000 shares of Common Stock at $.60 per share. This option may be cancelled and replaced with a purchase of an equal number of shares at the option price, in which case another Stock Purchase Agreement may be made between Mr. Johnson and the Company. Mr. Johnson intends to purchase the shares by one method or the other. Payment for such shares will be made with a Promissory Note. Mr. Edward M. Kessler is a party to an Employee Stock Purchase Agreement dated October 31, 1995 which granted the Company a right of repurchase which the Company intends to exercise in the near future. Other executive officers of the Company may also execute Stock Purchase Agreements in the near future.

         2.9      PATENTS AND TRADEMARKS.

*                 (a)  The Company applied for [       ] U.S. patents with the
 United States Patent and Trademark Office (USPTO) on the following dates: on [
*
*
*
*
*
*
* ] A response to a USPTO Action to []. A response to a USPTO Action to Serial
*No. [   ]. No further USPTO action has been received in the remaining patent applications since their respective filing dates. The Company has submitted an invention disclosure to its patent counsel which is being used to prepare another U.S. patent application. There can be no assurance that any issued patents will result from these applications. The Company believes that its main intellectual property protection is the trade secret protection of its source code.

                  (b) The Company filed two Intent to Use Applications for Trademark Registration with the USPTO for the Infoseek mark, one for computer programs and one for computer services. The Infoseek computer services service mark was granted on August 8, 1995. A Statement of Use for the computer program trademark is due to be filed on June 27, 1996. The Company filed on May 26, 1995 an Intent to Use Application for Trademark Registration for the Personal Newswire service

- --------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION
 mark. A response to a USPTO Action to that application was filed on February 27, 1996. The Company has filed, or expects to file, a number of foreign service mark applications for the Infoseek service mark. On March 22, 1996, the Company mailed an Intent to Use Application for Trademark Registration with the USPTO for the combined service mark and trademark Ultraseek. A filing date and serial number will be determined by the USPTO in approximately one week from the mailing date. In addition, a future revision is planned to divide the Application into two separate applications, one for the service mark and another for the trademark. The Ultraseek search engine may, among other things, facilitate document parsing and indexing, serve as a query evaluator, and allow faster updating of World Wide Web pages.

         (c) The following is a list of material technology, developed by or for the Company:

         Internal Technology:

         - Infoseek Guide
         - Advertising tracking code
           Tracks clicks on ads. Determines which ad is shown in response to a query.

         - Phttp server enhancements
           Miscellaneous enhancements and bug fixes to support the PHTTP
*          [       ] which [                         ] and [      ] the [     ]
*          to the appropriate [   ].

         - Interface to Inquery to perform queries
*          [    ] and [     ] to take a query and transform it into Inquery
*          syntax, run the search, and look up [     ] in [                 ].

         - Code to support categorization
           WWW code to support researchers entering in site descriptions and category topics so that new entries in the catalog can be made.

         - GUI to support browsing of Guide topics and queries
*          Code to create [           ] pages which are displayed in response
           to a user browsing Guide.

         - Architecture to support large numbers of queries with
*          [                                                   ]
*          Underlying system architecture for [                     ]
*          and [       ] servers

*        - [         ] and [                    ]


- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

*          [            ] to [            ] and [     ], and provide very fast
           lookup when users do a query.

         - WWW worm
*          [     ] code to collect WWW pages using a [                   ]
*          and [            ] of URLs to visit on each pass.

*        - [        ] Search Engine
         - document parsing
           Code to extract fields of text from a document and issue the appropriate calls to the indexer to index the document.
*          Each [                            ] it is to be indexed.

         - query evaluator
           Code to evaluate a query of required, rejected, and optional
*          terms, as well as [             ] that together [       ] a [      ]

         - document indexing
*          Code to create [   ] file from [          ] calls to the [      ]
*          from the document [    ].

         - http server code
           Code to provide HTTP service, accept queries, and return results pages.

*        - [   ] WWW worm code using the [               ]
*          Code to scan the WWW [            ] and detect [            ] and
*          output [      ] information.

*        - [    ] index database [     ]
*          [   ] to [     ] and [       ] records from the [              ] used
*          to [    ] the [         ] used by the [              ].

                           Third Party Technology:

 Note: The Company has obtained third party licenses for the technology listed below, with the exception of the XEROX Corporation ("XEROX") stemming technology for which the Company is currently negotiating a license which is expected to be signed within the month of March 1996. Presently, the Company is using the XEROX stemming technology pursuant to a Software Evaluation Agreement dated January 4, 1996 between the Company and XEROX.

*[                               ]

 -------------------------
 *  CONFIDENTIAL TREATMENT REQUESTED
    FOR REDACTED PORTION

*        used by [        ] WWW worm

 Umass search engine (Inquery)
         used by Guide

 Phttp server
         used by Guide

*Xerox [      ]
*        used by [                    ] and [                 ] in Ultraseek

                  (d) The Company is a party to the following agreements with respect to the license, development, purchase, sale or distribution of intellectual property rights:

                           (i)  Software Development and Licensing Master
 Agreement dated July 8, 1994, as amended on February 13, 1995 and April 24, 1995 between the Company and Applied Computing Systems Institute of Massachusetts, Inc (ACSIOM).

                           (ii)  Software License Agreement (the "Agreement")
 between the Company and ADB Inc. dated December 22, 1995 and including Annex C thereto which supplements and amends the terms to the Agreement.

                           (iii)    Software License Agreement between the
*Company and [              ] dated September 26, 1994.

                           (iv)     Internet Services and Products Master
 Agreement dated May 22, 1995 between the Company and BBN Planet Corporation.

                           (v)      License dated January 27, 1994 by Infoseek
 to Frame Technology of Infoseek intellectual property pursuant to Kirsch/Frame Transition Agreement dated October 1, 1993.

                           (vi)     Internet Search Service Access Agreement
 dated August 23, 1995 between Microsoft Corporation and Infoseek Corporation, as amended on December 18, 1995.

                           (vii)    Internet Search Service Access Agreement
 between the Company and NETCOM On-Line Communication Services, Inc. dated October 13, 1995, as amended on March 20, 1996.

                           (viii)            Agreement between the Company and
 NetManage, Inc. dated November 29, 1995.



- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

                           (ix)    Net Search Program--Premier Provider
 Agreement between the Company and Netscape Communications Corporation dated March 22, 1996, as amended on that date.

                           (x)     Net Search and Net Directory Program--Premier
 Provider Agreement between the Company and Netscape Communications dated December 22, 1995.

                           (xi)    Software License and Distribution Agreement
 between the Company and Personal Library Software, Inc. dated June 17, 1994.

                           (xii)   Software License between the Company and
*[            ] for accounting software, valued in excess of $25,000, purchased in approximately June or July 1995.

                  (e) The Company intends to enter into an agreement regarding the license of the representations, names, artistic renderings, and treatments of the Where's Waldo book scenes from certain publications from Where's Waldo, Inc. The Company signed the agreement on March 23, 1996 and is awaiting a response from Where's Waldo, Inc.

                  (f) The Company expects to enter into an agreement with XEROX Corporation pursuant to which the Company will acquire a right and non-exclusive license to certain Lexical Technology, Lexicons and Documentation. The Company will be obligated to pay XEROX a royalty equal to 2% based on advertising revenues, with an annual maximum payment in 1996, 1997 and 1998 of $200,000, $200,000 and $300,000, respectively.

                  (g) The Company intends to enter into an assignment of certain intellectual property whereby Tumbleweed Software Corporation ("Tumbleweed") will transfer all rights, title and interest (including copyright) to Tumbleweed's iSeek technology in binary and source code form to the Company. An addendum will address ad banners that Tumbleweed is contracting to display on the Infoseek Guide Service. The agreement is proposed to be completed within the months of March or April 1996.

                  (h) In the ordinary course of business, the Company has obtained licenses to miscellaneous third party intellectual property in the form of commercially available software. The price per individual unit of such software does not exceed $25,000.

                  (i) From time to time, given the nature of the World Wide Web, users misuse or mislabel the Company's search bar or web page or otherwise corrupt the Company's web presence. In such instances, the Company notifies the offending user. To date, no legal action has been taken and users have generally complied with the Company's request to correct the situation or cease the offending activity. However, because of the transitory and rapidly changing nature of the Internet and World Wide Web, such activities may be difficult to trace and/or correct as users may corrupt sites for fleeting periods of time and may move from one site to another thereby eluding apprehension despite the Company's vigilance. In addition, because third party materials may be downloaded by online or

- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

Internet services, operated or facilitated by the Company, or the Internet or World Wide Web access providers with which it has relationships, as well as other third parties (including users, persons, and entities throughout the world), and subsequently distributed to others, there is a possibility that claims may be made against the Company in the U.S. and foreign countries for defamation, negligence, copyright or trademark infringement and/or misappropriation, or other theories based on the nature and content of such third party materials. Nothing contained herein shall limit the Company's representations, warranties and covenants set forth in Section 2.27 of the Agreement.

                  (j) The Company attempts to protect its proprietary technology but there can be no guarantee that the Company's rights will not be challenged, invalidated or circumvented, or that any rights granted would provide proprietary protection to the Company, under applicable law. In addition, effective copyright, trademark and trade secret protection and other proprietary protections may be unavailable or limited under applicable law in certain foreign jurisdictions and the global nature of the Internet makes it virtually impossible to control the ultimate destination of the Company's products and services or to delimit and circumscribe the Company's exposure for liability as a result of third party's acts to damage the Company's products and services. Nothing contained herein shall be construed to limit in any way the Company's representations and warranties relating to ownership and/or non-infringement in Section 2.9 of the Agreement. In particular and without limiting the generality of the foregoing sentence, nothing contained herein shall be construed to limit the Company's representations and warranties that the Company Technology is protected as a trade secret, or that the Company is unaware of any facts which would tend to limit or invalidate trade secret protection over the Company Technology or trademark protection over the Company's names, marks and logos.

         2.11     AGREEMENTS; ACTION.

                  (a) The Company has entered into the following agreements with officers, directors or shareholders:

                           (i)      Amended and Restated Put Option Agreement,
dated as of May 4, 1995.

                           (ii)     Founders Agreement, dated February 1, 1994,
as amended on June 30, 1994.

                           (iii)    Indemnification Agreement for Officers and
Directors dated March 9, 1994.

                           (iv)     Series A Preferred Stock Purchase Agreement,
dated February 25, 1994, as amended March 3, 1994, and June 30, 1994.

                           (v)      Series B Preferred Stock Purchase Agreement,
dated June 30, 1994, and the Ancillary Agreements referred to therein.

                           (vi)     Series C Preferred Stock Purchase Agreement,
dated May 4, 1995, as amended June 30, 1995, and the Ancillary Agreements referred to therein.

                           (vii)    Confidentiality and Intellectual Property
Rights Agreements of various dates with Officers and Directors who are employees.

                           (viii)            Director Confidentiality Agreement
for Directors who are not employees has been signed by John E. Zeisler and H. DuBose Montgomery, but not by Oliver D. Curme. A Director Confidentiality Agreement with revisions as per Mr. Curme's request has been forwarded to Mr. Curme for his signature.

                  (b) From time to time, the Company enters into purchase orders which individually are less than $25,000 in value, but which in the aggregate exceed twenty-five thousand dollars ($25,000) with vendors for the purchase of various items, including computer equipment, computer software and office furnishings. In addition, the Company is a party to the following agreements and purchase orders with an individual value of greater than $25,000:

                           Agreements:

                           (i)     Reuters New Media, Inc. On-Line Service
Agreement, dated February 28, 1995.

                           (ii)    Net Search Program--Premier Provider
Agreement between the Company and Netscape Communications Corporation dated March 22, 1996, as amended on that date.

                           (iii)   Net Search and Net Directory Program--Premier
Provider Agreement between the Company and Netscape Communications dated December 22, 1995.

                           (iv)    Software Development and Licensing Master
Agreement dated July 8, 1994, as amended on February 13, 1995 and April 24, 1995 between the Company and Applied Computing Systems Institute of Massachusetts, Inc (ACSIOM).

                           (v)     Software License Agreement (the "Agreement")
between the Company and ADB Inc. dated December 22, 1995 and including Annex C thereto which supplements and amends the terms to the Agreement.

                           (vi)    Software License and Distribution Agreement
between the Company and Personal Library Software, Inc. dated June 17, 1994.

                           (vii)   Internet Services and Products Master
Agreement dated May 22, 1995 between the Company and BBN Planet Corporation.

                           (viii)  SunService, a Division of Sun Microsystems,
Inc. ("SunService") Customer Support Program Agreement for Infoseek ("Customer") between the Company and Sun Service Corporation dated January 1, 1996.

                           (ix)    Leases and Sublease described herein at
2.17(a) and 2.17(b).

                           (x)      Lifeguard Insurance Co. Medical Plan and
Prudential Life Insurance Co. Dental Plan disclosed herein at 2.23.

                           (xi)     Executive Search Consulting Agreement dated
February 9, 1996 between the Company and Howard Karr and Associates.

                           (xii)    Executive Search Consulting Agreement dated
March 11, 1996 between the Company and Devine and Virnig, Inc.

                           (xiii)   Agreement dated March 7, 1996 between the
Company and Broadview Associates, L.P. which may exceed $25,000 if certain conditions are met.

                           (xiv)    Consulting Services Agreement dated July 31,
1995 between the Company and Janet L. Strauss.

                           (xv)     Consulting Services Agreement dated November
15, 1995 between the Company and Maureen Frantovich.

                           (xvi)    Consulting Services Agreement dated July 31,
1995, as amended January 29, 1996 between the Company and Doug Yoshinaga.

                           (xvii)   Consulting Services Agreement dated March
18, 1996 between the Company and Peter Rip.

                           (xviii)  Agreement dated February 9, 1996 between Sky
Television, Inc. and the Company.

                           Purchase Orders:

                                        P.O.
            Vendor Name                 Date                  Description                       Amount
            -----------                 ----                  -----------                       ------

* [                          ]       09/19/95          [                     ]                 $[   ]
                                                       software/support

 BBN Planet Corp.                    11/28/95          T-3 Service and Support                 $482.7K 2 yr term
                                                       installation

* [              ]                   02/15/96          [                     ]                 $[            ]

 Sun Service                         02/13/96          Sun Spectrum Platinum &                 $171K 1 yr term
                                                       Bronze Support

* [              ]                   02/23/96          [                     ]                 $[    ]

 Sun Microsystems                    03/21/96          Sun Ultra Service (8 ea)                $162K

 Sun Microsystems                    03/21/96          SparcServer 1000E (2 ea)                $296K

* [              ]                   03/18/96          [                     ]                 $[    ]


                   (c) Other than items payable in the ordinary course of business, the Company is indebted to Venture Lending and Leasing, Inc. for approximately three million dollars ($3,000,000) in equipment purchases pursuant to Loan Agreements dated October 5, 1995 and February 9, 1996 which refer to three (3) Promissory Notes dated February 29, 1996 (Note No. 42-001 for $2,029,110.17), November 30, 1995 (Note No. 27-002 for $482,791.83), and
 October 11, 1995 (Note No. 27-001 for $479,440.28). In addition, the Company intends to enter into a new note for $543,638.42 with Venture Lending and Leasing, Inc. within one week from March 26, 1996.

                   (d) The Company is currently negotiating and intends to enter into an agreement of approximately $1 million in value with the advertising agency of Margeotes-Fertitta & Partners Inc. for the 1996 fiscal year. As part of that Agreement, Margeotes-Fertitta & Partners Inc. may acquire
*up to [      ] worth of Series E Preferred Stock, under the same terms and conditions as other holders of Series E Preferred Stock, as partial payment for services rendered.

                   (e) The Company is currently negotiating and intends to enter into an agreement with the public relations firm of Edelman & Associates
*which is expected to cost the Company approximately [      ] per month in
 fiscal year 1996.



  ------------------------
  *  CONFIDENTIAL TREATMENT REQUESTED
     FOR REDACTED PORTION

                  (f) The Company is currently negotiating and intends to enter into two separate Consulting Services Agreements (standard form), one each with Thomas Browne and John Klingel respectively, which will individually be in excess of $25,000 in value. Both of these Agreements may involve an equity component in the form of an option to purchase Common Stock pursuant to the Company's Stock Option Plan.

                  (g) The Company expects to enter into an agreement with XEROX Corporation pursuant to which the Company will acquire a right and non-exclusive license to certain Lexical Technology, Lexicons and Documentation. The Company will be obligated to pay XEROX a royalty equal to 2% based on advertising revenues, with an annual maximum payment in 1996, 1997 and 1998 of $200,000, $200,000 and $300,000, respectively.

                  (h) The Company intends to enter into an assignment of certain intellectual property whereby Tumbleweed Software Corporation ("Tumbleweed") will transfer all rights, title and interest (including copyright) to Tumbleweed's iSeek technology in binary and source code form to the Company. An addendum will address ad banners that Tumbleweed is contracting to display on the Infoseek Guide Service. The agreement is proposed to be completed within the months of March or April 1996.

                  (i) The Company is a party to agreements with respect ot the license, development, purchase, sale or distribution of intellectual property rights listed in 2.9(d) above. In addition, in the ordinary course of business, the Company has obtained licenses to miscellaneous third party intellectual property in the form of commercially available software. The price per individual unit of such software does not exceed $25,000.

         2.12     RELATED-PARTY TRANSACTIONS.

                  (a) The Company intends to issue a Promissory Note to Mr. Edward Kessler in the principal amount of $15,498.50 in connection with the purchase of 154,953 vested shares of Common Stock.

                  (b) The Company has committed to issue 200,000 shares of its Common Stock to Mr. Craig Forman at $1.00 per share. Payment will be made with a Promissory Note.

                  (c) The Company has committed to issue Mr. Leonard LeBlanc 400,000 shares of the Company's Common Stock pursuant to an option or a Stock Purchase Agreement at a price to be determined by the Board of Directors. If Mr. LeBlanc decides to purchase these shares, payment will be made with a Promissory Note.

                  (d) In January 1996, pursuant to the Company's Stock Option Plan, Mr. Robert E.L. Johnson, III was granted an option to purchase, through a standard exercise of option form, 100,000 shares of Common Stock at $.60 per share. This option may be cancelled and replaced with a purchase of an equal number of shares at the option price, in which case another Stock Purchase Agreement may be made between Mr. Johnson and the Company. Mr. Johnson intends to purchase the shares by one method or the other. Payment for such shares will be made with a Promissory Note.

                  (e) In March 1996, the Board of Directors of the Company delegated to the president of the Company, the authority to grant Mr. James N. Desrosier an option, pursuant to the Company's Stock Option Plan, to purchase 500,000 shares of Common Stock at $1.00 per share upon his hiring date. Mr. Desrosier may purchase vested shares from the grant of 500,000 shares using one of the methods described in section 2.12(d) of this Schedule of Exceptions.

         2.15     REGISTRATION RIGHTS.

                  The Company has granted registration rights to Venture Lending & Leasing, Inc. in connection with its Warrant, dated October 7, 1995, to purchase a maximum of 133,333 shares of Series C Preferred Stock. Such registration rights are only with respect to the piggyback registration rights under Section 1.3 of the Amended and Restated Investors' Rights Agreement dated May 4, 1995, as may be amended from time to time.

         2.17     TITLE TO PROPERTY AND ASSETS.

                  The Company has the following agreement to lease or rent property:

                  (a) Lease of Augustine Drive premises in Santa Clara, California, dated December 13, 1993, between the Company and Spieker Properties, L.P., including an Extension Agreement dated June 19, 1995 as well as leases between the same parties for additional space at the same location dated November 7, 1995, January 8, 1996, and January 10, 1996.

                  (b) Sub-Lease, with the approval of landlord Spieker Properties, L.P., of Augustine Drive Premises in Santa Clara, CA dated May 30, 1995 between the Company and Innovative Information Systems (IIS) of property previously leased to IIS by Spieker Properties, L.P.

                  (c) A total of three million dollars ($3,000,000)in Equipment Loans with Venture Lending & Leasing, Inc. UCC-1 Forms have been filed for the security of such equipment for the benefit of Venture Lending & Leasing, Inc.

         2.23     EMPLOYEE BENEFIT PLANS.

                                             EFFECTIVE
     COMPANY                 TYPE OF PLAN      DATE             NOTES
     -------                 ------------    ---------          -----

Lifeguard Insurance Co.      Medical Plan     1/1/96      Previous plan through Aetna.

Prudential Life

Insurance Co.                Dental Plan      1/1/94      None

Vision Service Plan          Vision Plan      1/1/96      No previous plan.

UNUM                        Life, short &     1/1/96      No previous short or long term disa-
                              long term                   bility plans. Previous life insurance
                             disability                   through Aetna (tied with medical
                               plans.                     coverage at $20K per employee).
                                                          Current life is $50K per employee.

Infoseek Corporation          Sec. 125        1/1/94      Plan name: "Infoseek Corporation
                                                          IRC Section 125 Flexible Benefit
                                                          Plan"

Infoseek Corporation           401(K)         1/1/96      No previous plan.
401(K) Plan
(Pension Specialists,
Inc. Non-Standardized
Plan)
Infoseek Corporation           401(K)         1/1/96      No previous plan.

         2.26     THE COMPANY'S INTERNET SERVICES.

         At present, users who access the Company's search engine through Netscape Communications are given two methods of access: Net Search and Net Directory. One- half of the Net Search access area is reserved for Infoseek while the remaining area is shared by other companies. Similarly, for the Net Directory, one-half of the access area is reserved for Excite's search engine and the remainder is shared space. In April, Netscape will combine these services into one access area which will be shared by five companies. This combined access area will probably be called Net Search, but there can be no assurance that this will be the case. These changes make it difficult to predict what traffic will be, and this, in turn, may have an impact on the Company's ability to sell advertising and possibly reduce revenue. Moreover, the Company's payment arrangements with Netscape will soon be changing. Whereas the Company presently pays Netscape a percentage of revenues from ads sold, the Company will soon begin making a fixed fee payment of $5,000,000 per year. This change may impact the Company's financial position adversely.

                  SUPPLEMENT TO SERIES E SCHEDULE OF EXCEPTIONS

                  The following are supplemental exceptions to the representations and warranties set forth in Section 2 of the Series E Preferred Stock Purchase Agreement among Infoseek Corporation (the "Company") and the Investors listed on Schedule A thereto and each subsequent purchaser set forth on Schedule B thereto (collectively, the "Investors"), dated as of March 29, 1996 (the "Agreement"), and along with the Schedule of Exceptions thereto are an integral part of the Agreement with respect to the subsequent purchasers set forth on Schedule B. Any terms defined in the Agreement shall have the same meaning when used in this Schedule as when used in the Agreement, unless the context indicates otherwise. The inclusion of any item herein shall not be deemed to be an admission by the Company that such item is material to the business, assets, results of operations, prospects or affairs of the Company, taken as a whole, nor shall it be deemed on admission of any obligation or liability to any third party.

         2.2      CAPITALIZATION AND VOTING RIGHTS.

                  The capitalization in the Stock Purchase Agreement did not include:

                  a. 834 shares of Common Stock purchased by Leif Hedstrom on February 26, 1996;

                  b. 25,000 shares of Common Stock purchased by William Peck on March 10, 1996;

                  c. 3,125 shares of Common Stock purchased by William Yee on March 12, 1996;

                  d. 2,500 shares of Common Stock purchased by Judith Popowski on April 1, 1996.

                  The shares mentioned above were purchased pursuant to exercises under the Non-Statutory Stock Option Agreements between the Company and the respective individual.

                  e. 100,000 shares of Common Stock purchased by Robin Johnson pursuant to an Employee Stock Purchase Agreement dated January 30, 1996.

         2.8      PROPRIETARY INFORMATION AND STOCK PURCHASE AGREEMENTS.

                  References in this section are to Section 2.8 of the Schedule of Exceptions.

                  William Peck, Judith Popowski, and William Yee should be added to the first two sentences so that they read, "All holders of Common Stock except Lief

Hedstrom, De-Hwei O'Shaughnessy, William Peck, Judith Popowski, and William Yee are parties to the Company's Founders Agreement or a Stock Purchase Agreement. Messrs. Hedstrom, Peck and Yee and Ms. O'Shaughnessy and Ms. Popowski are each a party to the Company's standard form of Non-Statutory Stock Option Agreement and exercise of option form; all purchased their respective shares of Common Stock through the exercise of stock options.

                  The fifth line should now read, "This option was cancelled and replaced with an Employee Stock Purchase Agreement effective January 30, 1996 of an equal number of shares at the option price. The sixth line should be deleted. The seventh line should read, "Payment for such shares was made with a Promissory Note."

                  The last line of the paragraph should now read, "Other executive officers of the Company may also execute Stock Purchase Agreements in the near future, including but not limited to: Leonard LeBlanc who will cancel a portion of his option grant for shares that vested on his first day of employment and John Nauman and Craig Forman who will cancel their respective total option grants and execute Stock Purchase Agreements for such shares as well as Promissory Notes in payment."

         2.9      PATENTS AND TRADEMARKS.

                  THIRD PARTY TECHNOLOGY.

                  a. XSoft/Infoseek Software Distribution and License Agreement-Lexicons dated March 31, 1996 for use of XSoft's (a Division of XEROX Corporation) stemming software;

                  LICENSES.

                  a. Promotional License Agreement dated March 20, 1996 between the Company and Where's Waldo?, Inc.;

                  b. Agreement by and between Infoseek Corporation and Tumbleweed Software Corp. effective February 15, 1996.

                  c. Software License Agreement between the Company and NYNEX Information Technologies Company ("NYNEX") dated March 29, 1996.

                  d. Memorandum of Understanding between Company and HNC Software, Inc. ("HNC") dated April 11, 1996.

                  e. Agreement in Principle dated March 21, 1996 between the Company and HNC (not previously included because received after the first Series E Closing Date).

                  f. ShareData, Inc. Software License Agreement and Software Support and Update Services for commercially available software purchase made in March 1996.

                  g. XSoft/Infoseek Software Distribution and License Agreement Lexicons dated March 31, 1996.

                  h. The Company is currently negotiating an amendment to its current agreement with ADB, Inc. for a site license worth $250,000.

         2.11     AGREEMENTS.

                  a. Joint Marketing Agreement between the Company and Sun Microsystems, Inc. (a division of Sun Microsystems Computer Company) dated
April 15, 1996.

                  b.       Note No. 42-002 dated March 28, 1996 for $543,638.42
between the Company and Venture Lending & Leasing, Inc.

                  c. Memorandum of Understanding between Company and HNC Software, Inc. ("HNC") dated April 11, 1996.

                  d. Agreement in Principle dated March 21, 1996 between the Company and HNC (not previously included because received after the first Series E Closing Date).

                  e. XSoft/Infoseek Software Distribution and License Agreement Lexicons dated March 31, 1996

                  f. Agreement by and between Infoseek Corporation and Tumbleweed Software Corp. effective February 15, 1996.

                  g. Software License Agreement between the Company and NYNEX Information Technologies Company ("NYNEX") dated March 29, 1996.

                  h. ShareData, Inc. Software License Agreement and Software Support and Update Services for commercially available software purchase made in December, 1995 (not previously included because received after the first Series E Closing Date).

                  i. Infoseek/NYNEX Agreement dated March 29, 1996 between the Company and NYNEX Information Technologies Company.

                  j. Infoseek Impressions Agreement-Ad Exchange dated March 8, 1996 between the Company and FreeLoader, Inc.

                  k. Thomas Browne became an employee of the Company and no Consulting Services Agreement currently exists. John Klingel never executed a Consulting Services Agreement and is not engaged in a consulting capacity with the Company.

                  l. The Company is currently negotiating an amendment to its currently agreement with ADB, Inc. for a site license worth $250,000.

                  m. The Company has executed a lease for office space in New York for a five-year period the cost of which is not expected to exceed $100,000.

                  n. The Company is currently negotiating Linking Insertion Order with AT&T WorldNet(service mark) Service for $30,000 for display between April 15, 1996 and July 14, 1996.

                  o. Agreement between the Company and Verity, Inc. dated March 31, 1996.

                  p. The Company intends to execute a Cooperation Agreement between the Company and Quarterdeck Corporation in the very near future.

                  q. Memorandum of Understanding between the Company and Kanematsu Corporation dated March 30, 1996.

                  r. The Marketing Alliance Agreement between the Company and Kanematsu Corporation has been executed.

                  s. Memorandum of Understanding between the Company and International Data Group dated April 11, 1996.

                  t. The Company is currently negotiating Memoranda of Understanding with Reuters, MCI, Electronic Newstand, Singapore Press Holdings.

         2.12     RELATED PARTY TRANSACTIONS.

                  a. Leonard LeBlanc will cancel 50,000 options from his offer letter grant and will use a stock purchase agreement (SPA) to buy 50,000 shares of Common Stock with a Promissory Note.

                  b. John Nauman will cancel his total option grant and execute an SPA and Promissory Note for shares of Common Stock.

                  c. Craig Forman will also cancel his total option grant and execute an SPA and Promissory Note for shares of Common Stock.

         2.17     TITLE TO PROPERTY AND ASSETS.

                  The Company has executed a lease for office space in New York for a five-year period the cost of which is not expected to exceed $100,000.

                                    EXHIBIT D

                               BYLAWS, AS AMENDED

                                    EXHIBIT E

                           SECOND AMENDED AND RESTATED
                           AGREEMENT REGARDING CO-SALE

                                    EXHIBIT F

                           SECOND AMENDED AND RESTATED
                                CO-SALE AGREEMENT

                                 SCHEDULE 2.26A

                            Total Queries and Browses
                              by Month and Service

*                               [ ]           [ ]          [ ]         [ ]            [ ]      [   ]
 -------------------    -----------    ----------     --------    --------       --------     ------
*[        ]
*  [ ]
*     Query              [        ]        [     ]      [     ]         [ ]     [      ]
*     Browse                    [ ]             [ ]           [ ]           [ ]           [ ]            [ ]
*  [ ]
*     Query               [       ]       [      ]      [     ]       [     ]          [ ]      [       ]
*     Browse                    [ ]             [ ]           [ ]           [ ]           [ ]            [ ]
*  [ ]
*     Query               [       ]        [     ]      [     ]       [     ]           [ ]     [        ]
*     Browse                    [ ]             [ ]           [ ]           [ ]           [ ]            [ ]
*  [ ]
*     Query               [       ]        [     ]      [     ]       [     ]        [    ]      [       ]
*     Browse                    [ ]             [ ]           [ ]           [ ]           [ ]            [ ]
 Guide
*  [ ]
*     Query              [        ]       [      ]      [     ]       [     ]       [     ] [       ]
*     Browse               [     ]       [      ]           [ ]           [ ]           [ ] [       ]
*  [ ]
*     Query              [        ]        [     ]      [     ]       [     ]       [     ] [        ]
*     Browse              [       ]        [     ]           [ ]       [    ]         [   ] [       ]
*  [ ] (thru 3/7)
*     Query               [       ]        [     ]       [    ]       [     ]        [    ]      [       ]
*     Browse               [      ]        [     ]        [   ]      [      ]         [   ]      [       ]

*     [                                                                                                                         ]








- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

                                 SCHEDULE 2.26B

                               LIST OF ADVERTISERS


  ===================================================================================================
      ADVERTISER            AGENCY     DATE SIGNED    CONTRACT PERIOD    NET CONTRACT    1996 REVENUE:
                                                                            AMOUNT       MAR.
  ---------------------------------------------------------------------------------------------------
*  Accent Software                        3/3/96        02/29-03/29         [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Access Zone                            3/8/96          3/8-4/8           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Adaptec                    [ ]         1/5/96        1/01-03/31          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Adaptec                               1/19/96        2/01-03/31          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Adaptec                               1/24/96        2/01-03/31          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Adaptec                               1/19/96        2/01-03/31          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Adobe                      [ ]                        3/11-4/8           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Adobe                      [ ]                        3/12-6/11          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Aleph                                 2/29/96         2/29-4/1           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Amazon                                2/26/96        3/1-3/31/97         [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Apple Computer                        3/14/96         3/15-4/15          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Apple West Week            [ ]                        3/8-3/21           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Art Exposure                          2/26/96         2/29-3/29          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Aspect Software                       2/29/96         3/14-4/15          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Asymetrix                             3/12/96         3/15-4/15          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  AT&T                       [ ]                        3/1-3/31           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  ATI                        [ ]                        2/20-7/20          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Best Quote                            2/28/96          3/4-4/3           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Career Mosaic              [ ]         3/4/96         2/29-3/31          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Cathay Pacific                        2/28/96         2/29-4/1           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Chem Connect                          2/26/96         3/1-3/31           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Cnet                                  3/12/96         3/13-6/12          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  DealerNet                              2/2/96         2/5-3/31           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Dentist Info Com           [ ]        12/15/95        1/1-12/31          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Destination Florida        [ ]         3/1/96         3/1/-3/31          [     ]         [     ]
  ---------------------------------------------------------------------------------------------------
*  Discovery Channel          [ ]         3/5/96         3/1-3/31           [     ]         [     ]
  ---------------------------------------------------------------------------------------------------

- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

 -------------------------------------------------------------------------------------------------------------
* Florida Super Site                 [ ]                              3/14-4/13          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Four 11                            [ ]                              3/13-4/1           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Fox Industries/Sporting                        2/21/96              2/23-3/22          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Freeride                           [ ]         2/27/96              2/29-3/31          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* FTD                                [ ]         11/15/95            1/13-05/11          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Galacticomm                                    2/13/96              2/19-3/18          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Genius T-Shirts                                2/23/96              2/22-3/21          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* George Thompson                                2/19/96               3/1-4/1           [     ]       [     ]
 Diamond
 -------------------------------------------------------------------------------------------------------------
* GlaxowsIcom                        [ ]         3/12/96              3/12-6/11          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Globetrotter Software                           2/6/96               2/7-4/6           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* GLPD, Limited                                  12/19/95             1/17-3/16          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* GTE                                [ ]          3/5/96              3/15-4/14          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Highglow Jewlers                   [ ]         3/12/96               3/8-4/7           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Hilton Hotels                      [ ]         1/31/96              2/29-3/28          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Honda                              [ ]          2/2/96              2/10-3/31          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Horizons Tech                                  2/20/96               3/1-4/1           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Hotel Discounts                    [ ]         9/22/95            10/16-4/1596         [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* IBM                                [ ]                              2/20-5/19          [     ]       [     ]
                                                                      6/10-7/9
                                                                      8/12-9/1
 -------------------------------------------------------------------------------------------------------------
* ICentral                                       2/29/96              2/29-3/15          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Iconix                                         2/29/96               3/1-4/1           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* MGS                                            2/22/96              2/29-4/01          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Intel                              [ ]         3/12/96              3/14-5/15          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Intellimatch                                   2/23/96              2/21-3/20          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Interactive Computer                           2/21/96              2/21-3/22          [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* InterArt                                       2/14/96              2/1-4/14           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Internet                                       2/14/96              2/1-4/14           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* Internet Shopping                              2/29/96              3/04-4/03          [     ]       [     ]
 Network
 -------------------------------------------------------------------------------------------------------------
* Internet Shopping Ntwk             [ ]         7/24/95           7/24 to 3/31/97       [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------
* InterZine                                       3/5/96              3/1-3/31           [     ]       [     ]
 -------------------------------------------------------------------------------------------------------------



 -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

- ----------------------------------------------------------------------------------------------------
*Loop Ventures                           2/26/96              2/23-2/26         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Market Place MCI             [ ]        2/27/96              3/1-3/31          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Mellen Medical                           3/6/96              2/24-3/1          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Mellen Medical                           3/8/96              3/1-5/31          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Mercury Center                          2/16/96              3/18-3/25         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Met Life                     [ ]        3/11/96              5/11-5/10         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Microsoft                    [ ]                             3/4-4/15          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Microsoft Developer          [ ]        2/16/96              2/15-3/29         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Microsoft Int/Exp            [ ]        2/13/96              2/19-3/4          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Microsoft Internet           [ ]                             3/14-3/15         [     ]      [     ]
 Explorer
- ----------------------------------------------------------------------------------------------------
*Microsoft MSN                [ ]        2/20/96              2/20-3/19         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Microsoft MSN                [ ]        2/20/96              2/21-3/19         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Microsoft/Backoffice         [ ]                             2/26-3/25         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Milestone                               3/15/96              3/13-4/12         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Milestone                               2/16/96                                [     ]      [     ]

- ----------------------------------------------------------------------------------------------------
*Millipore                    [ ]         3/6/96               3/2-4/1          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Modern Media                                              12/02-12/31/95       [     ]      [     ]
                                                           (VJB approved)
- ----------------------------------------------------------------------------------------------------
*Multiactive Technology                  2/14/96               3/1-4/1          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Nationwide Wholesale                     3/6/96              3/11-3/25         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*NECX Direct                  [ ]        11/17/95            1/1-6/30/96        [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Net Profit                              3/12/96              3/13-4/12         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Netline                                  3/7/96               3/7-4/1          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Netscape                     [ ]         1/3/96            1/03-7/02/96        [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Network Appliance                       1/18/96              3/1-4/30          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Nissan                       [ ]         3/4/96              2/26-3/31         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Nynex Information            [ ]        1/12/96           1/15-01/15/976       [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Onsale                                  3/15/96              3/14-4/16         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Open Communication                      3/13/96               3/6-4/5          [     ]      [     ]
Ntwk
- ----------------------------------------------------------------------------------------------------
*Original Services                        3/1/96              3/11-4/1          [     ]      [     ]
- ----------------------------------------------------------------------------------------------------
*Paragraph Intl                          2/20/96              2/15-3/15         [     ]      [     ]
- ----------------------------------------------------------------------------------------------------


- -------------------------
* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

  ------------------------------------------------------------------------------------------
*  Process Software                       3/4/96         2/29-3/31       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Remax                                  3/1/96         2/29-3/29       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Rent Net                   [ ]        11/3/95       11/3-11/2/96      [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Rogue Wave Software                    2/9/96         2/26-3/25       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Rogue Wave Software                   2/21/96         2/26-3/25       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Roxanne Labs                          3/11/96         3/13-4/12       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Salon Internet                        2/21/96         3/1-3/15        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Schine Online                          3/5/96         3/25-4/24       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Schwabb                    [ ]        1/20/96         2/16-3/31       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  SportsLine                            3/12/96         3/1-3/31        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Starwave                   [ ]         2/8/96         2/14-3/26       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Starwave                               3/1/96          3/1-4/1        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Starwave                               3/4/96          3/4-4/4        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Swatch                     [ ]        2/28/96          3/1-4/2        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Telebase                               3/1/96         2/17-3/16       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Times Mirror                          2/26/96         2/22-3/21       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  TSDX                                  2/16/96         2/20-4/20       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Unlocked                              3/10/96         2/25-3/25       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  US Web                     [ ]                        3/14-4/1        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Virtual Vineyards                      3/4/96          3/1-4/1        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Visible Light                         3/12/96         3/1-3/31        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Voice Recognition                     3/12/96          3/6-4/7        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Wall Data                  [ ]         3/9/96          3/1-4/1        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  White Pine                 [ ]        1/26/96                         [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Zurich Direct                         12/19/96        1/16-4/15       [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  On Technology                         3/10/96          3/8-6/8        [     ]     [     ]
  ------------------------------------------------------------------------------------------
*  Paragraph                                             3/15-4/1        [     ]     [     ]

  ------------------------------------------------------------------------------------------
*  [       ]                                                                         [     ]
  ==========================================================================================




- -------------------------
*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION


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